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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-60370, 333-60376, 333-60378, 60384,
33-29332, 33-1462, 33-36380, 333-38743, 33-1487, 33-36831, 333-38763, 333-86971,
33-29331, 333-28385, 333-28381, 33-60209, 333-77011) and Form S-3 (File No.
333-90711, 333-65581, 2-82253) of Broadwing Inc. of our report dated March 27, 2003, except for Note 18, which is as of December 1, 2003, relating to the financial statements and financial statement schedule, which appears in this Current Report on Form 8-K of Cincinnati Bell Inc. (f/k/a Broadwing Inc.).

/s/ PricewaterhouseCoopers LLP

Cincinnati, Ohio
December 5, 2003